Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Capitalized terms used in these Unaudited Pro Forma Condensed Combined Financial Statements but not otherwise defined herein shall have the meanings ascribed to those terms in the Current Report on Form 8-K filed by Healthpeak Properties, Inc. with the Securities and Exchange Commission (“SEC”) on March 1, 2024, reporting, among other events and pursuant to Items 1.01, 2.01, 2.03, 5.02, 5.03, 7.01, 8.01 and 9.01 of Form 8-K, the consummation of the transactions described herein.

The following unaudited pro forma condensed combined financial statements and notes thereto present the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2023 and the three months ended March 31, 2024. The unaudited pro forma condensed combined financial statements were prepared in accordance with Article 11 of Regulation S-X, as amended, in order to give effect to the Pro Forma Transactions (as defined and described below) and the assumptions and adjustments described in the accompanying notes.

The following unaudited pro forma condensed combined financial statements and notes thereto on this Current Report on Form 8-K are being filed in connection with the consummation of the transactions contemplated by the Agreement and Plan of Merger (the “Merger Agreement”), dated as of October 29, 2023, by and among Healthpeak Properties, Inc. (“Healthpeak”), DOC DR Holdco, LLC (“DOC DR Holdco”), DOC DR, LLC (“DOC DR OP Sub”), Physicians Realty Trust, and Physicians Realty L.P. (“Physicians Partnership”). Pursuant to the Merger Agreement, on March 1, 2024 (the “Closing Date”): (a) Physicians Realty Trust merged with and into DOC DR Holdco (the “Company Merger”), with DOC DR Holdco surviving as a wholly owned subsidiary of Healthpeak (the “Company Surviving Entity”); (b) immediately following the effectiveness of the Company Merger, Healthpeak contributed to Healthpeak OP, LLC (“Healthpeak OP”), all of the outstanding equity interests in the Company Surviving Entity (the “Contribution”); and (c) immediately following the Contribution, Physicians Partnership merged with and into DOC DR OP Sub (the “Partnership Merger” and, together with the Company Merger, the “Merger”), with DOC DR OP Sub surviving as a subsidiary of Healthpeak OP (the “Partnership Surviving Entity”). Subsequent to the Closing Date, the “Combined Company” means the Company and its subsidiaries. Pursuant to the terms and subject to the conditions of the Merger Agreement, on March 1, 2024, at the date and time the Company Merger became effective (the “Company Merger Effective Time”), each of Physicians Realty Trust Common Shares (other than Physicians Realty Trust Common Shares to be canceled in accordance with the Merger Agreement), automatically converted into the right to receive 0.674 shares (the “Exchange Ratio”) of Healthpeak Common Stock, without interest, but subject to any withholding required under applicable tax laws (the “Merger Consideration”). Holders of Physicians Realty Trust Common Shares received cash in lieu of fractional shares of Healthpeak Common Stock (the “Fractional Share Consideration”).

Pursuant to the terms and subject to the conditions of the Merger Agreement, as of the Company Merger Effective Time, each outstanding Physicians Realty Trust equity-based award was treated as follows: (a) each Physicians Realty Trust restricted share that was outstanding as of immediately prior to the Company Merger Effective Time (such share, a “Restricted Share”) (i) became fully vested and all restrictions thereon lapsed and (ii) was canceled and converted into the right to receive with respect to each such share (x) the Merger Consideration, plus (y) the Fractional Share Consideration, plus (z) an amount in cash equal to any unpaid dividends accrued with respect to such Physicians Realty Trust Restricted Share during the period commencing on the grant date and ending on the Closing Date; (b) each award of Physicians Realty Trust performance-vesting restricted stock units that was outstanding as of immediately prior to the Company Merger Effective Time (“PSU”) (i) was accelerated and vested with respect to the number of shares subject to such award that would vest based on the maximum level of achievement of the applicable performance goals over the three-year performance period as provided in the individual employment or award agreements and (ii) was canceled and converted into the right to receive with respect to each Physicians Realty Trust Common Share subject to such Physicians Realty Trust performance-vesting restricted stock unit award (x) the Merger Consideration, plus (y) the Fractional Share Consideration, plus (z) an amount in cash equal to the unpaid dividend equivalents accrued with respect to such Physicians Realty Trust performance-vesting restricted stock unit during the period commencing on the grant date and ending on the Closing Date; and (c) each award of Physicians Realty Trust restricted stock units that was outstanding as of immediately prior to the Company Merger Effective Time (“RSU”) (i) became fully vested and all restrictions thereon lapsed and (ii) was canceled and converted into the right to receive with respect to each Physicians Realty Trust Common Share subject to such Physicians Realty Trust RSU, (x) the Merger Consideration, plus (y) the Fractional Share Consideration, plus (z) an amount in cash equal to the unpaid dividend equivalents accrued with respect to such Physicians Realty Trust restricted stock unit during the period commencing on the grant date and ending on the Closing Date. The foregoing transactions with respect to the equity-based awards of Physicians Realty Trust are collectively referred to as “DOC Equity Awards Transactions”. In addition, the pre-existing terms and conditions of Physicians Realty Trust's equity programs allowed grantees to make tax holdback elections. Healthpeak settled the tax liability related to these holdback elections.

At the Partnership Merger Effective Time, each common unit in Physicians Partnership issued and outstanding immediately prior to the Partnership Merger Effective Time, subject to the terms and conditions set forth in the Merger Agreement, automatically converted into and became a number of units in the Partnership Surviving Entity equal to the Exchange Ratio. Following the Partnership Merger Effective Time, third-party investors in Physicians Partnership who received non-managing member units became entitled to (a) redeem such units for an amount of cash per unit approximating the then-current market value of one share of Healthpeak Common Stock or, at Healthpeak OP’s option, one share of Healthpeak Common Stock (subject to certain adjustments, such as stock splits and reclassifications), subject to the terms of the limited liability company agreement governing the Partnership Surviving Entity, and (b) certain tax protections consistent with historical practices.

Immediately prior to Closing, Physicians Realty Trust drew $175 million on the DOC Revolving Facility. The proceeds from this draw and $35 million cash on hand were used to redeem the DOC Private Notes immediately prior to Closing, which had a principal amount of $210 million. Contemporaneously with the Closing, the DOC Revolver Termination occurred, whereby all outstanding balances on the DOC Revolving Facility were repaid by Healthpeak, totaling $175 million, and the DOC Revolving Facility was terminated. The foregoing draw on the DOC Revolving Facility, redemption of DOC Private Notes, and DOC Revolver Termination are collectively referred to as “DOC Debt Transactions”.

On the Closing Date, concurrently with the consummation of the Merger, Healthpeak OP and Healthpeak entered into (a) the Revolver Amendment to the Revolving Credit Agreement, and (b) the Term Loan Amendment. Pursuant to the Term Loan Amendment, on the Closing Date, Healthpeak OP borrowed the Incremental Term Loan Facility with an aggregate principal amount of $750 million with a stated maturity of five years. Loans outstanding under the Incremental Term Loan Facility bear interest at an annual rate equal to (a) the applicable margin, plus (b) at Healthpeak OP’s option, (x) the base rate, (y) the Term SOFR, with a SOFR spread adjustment of 0.10% or (z) the Daily SOFR, with a SOFR spread adjustment of 0.10%, subject to a floor of, in the case of base rate, 1.00% and in the case of Term SOFR and Daily SOFR, 0.00%. The applicable margin under the Incremental Term Loan Facility ranges from 0.00% to 0.60% for base rate loans and 0.75% to 1.60% for Term SOFR or Daily SOFR loans, in each case, based on the Debt Ratings. Based on Healthpeak OP’s current Debt Ratings, the applicable margin is initially 0.00% for base rate loans and 0.85% for Term SOFR and Daily SOFR loans. As of the Closing Date after giving effect to the Term Loan Amendment and the incurrence of the Incremental Term Loan Facility, unused borrowing capacity under the Term Loan Credit Agreement was equal to $250 million. To hedge the variable interest rate of the Incremental Term Loan Facility, Healthpeak executed interest rate swaps that fix the SOFR component of the Incremental Term Loan Facility interest rate to 359 basis points for the full five-year term of the Incremental Term Loan Facility. Proceeds from the Incremental Term Loan Facility were used toward the repayment of the DOC Revolving Facility, general corporate purposes, the settlement of transaction costs, and repayments of borrowings under Healthpeak’s commercial paper program (“Commercial Paper Repayments”). The amount of assumed Commercial Paper Repayments in these unaudited pro forma condensed combined financial statements are based upon Healthpeak’s net paydowns of commercial paper borrowings of $548 million, which occurred during March 2024. The Incremental Term Loan Facility (inclusive of the related interest rate swaps) and the assumed Commercial Paper Repayments are collectively referred to as the “Financing Transactions.”

The following unaudited pro forma condensed combined financial statements was prepared by applying the acquisition method of accounting with Healthpeak treated as the accounting acquirer. The unaudited pro forma condensed combined financial statements are based on the historical consolidated financial statements of Healthpeak and historical consolidated financial statements and unaudited results of operations of Physicians Realty Trust, in each case, as adjusted to give effect to the following (collectively referred to as the “Pro Forma Transactions”):

•	The Merger;

•	The DOC Debt Transactions;

•	The DOC Equity Awards Transactions; and

•	The Financing Transactions.

The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2023 and the three months ended March 31, 2024 give effect to the Pro Forma Transactions as if they occurred on January 1, 2023. These adjustments reflect the impact as if the Preliminary Purchase Price Allocation as of March 1, 2024 (discussed further below) was recognized on January 1, 2023. As a result, the impact of the first twelve months of these adjustments is recognized within the year ended December 31, 2023, with the subsequent three months thereafter recognized during the three months ended March 31, 2024.

The unaudited pro forma condensed combined financial statements are prepared for informational purposes only and are based on assumptions and estimates considered appropriate by Healthpeak management. The unaudited pro forma adjustments represent Healthpeak management’s estimates based on information available as of the date of the unaudited pro forma condensed combined financial statements and are preliminary and subject to change as additional information becomes available and additional analyses are performed. However, Healthpeak management believes that the assumptions provide a reasonable basis for presenting the significant effects that are directly attributable to the Pro Forma Transactions, and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined financial statements do not purport to be indicative of what Healthpeak’s financial condition or results of operations actually would have been if the Pro Forma Transactions had been consummated as of the dates indicated, nor do they purport to represent Healthpeak’s financial position or results of operations for future periods. Differences could result from numerous factors, including future changes in Healthpeak’s and Physicians Realty Trust’s capital structure, portfolio of investments, property level operating expenses and revenues, including rents expected to be received under existing leases or leases entered into in the future, changes in interest rates, potential synergies that may be achieved following the Merger, including potential overall savings in general and administrative expense, or any strategies that Healthpeak management may consider in order to continue to efficiently manage Healthpeak’s operations and for other reasons.

HEALTHPEAK PROPERTIES, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2023

(in thousands, except per share data)

	Healthpeak Properties, Inc. Historical	Physicians Realty Trust Historical As Reclassified (Note 3)	Financing Transactions Adjustments (Note 4)	Item in Note 4	Merger Transaction Adjustments (Note 5)	Item in Note 5	Pro Forma Combined
Revenue
Rental and related revenues	$1,631,805	$528,093	$-		$42,890	1	$2,202,788
Resident fees and services	527,417	-	-		-		527,417
Interest income and other	21,781	15,069	-		4,413	2	41,263
Total revenues	2,181,003	543,162	-		47,303		2,771,468
Costs and expenses:
Interest expense	200,331	81,351	5,541	1, 2	(787)	3	286,436
Depreciation and amortization	749,901	190,706	-		219,847	4	1,160,454
Operating	902,060	181,875	-		1,781	5	1,085,716
General and administrative	95,132	38,546	-		-		133,678
Transaction and merger-related costs	17,515	7,529	-		-		25,044
Impairments and loan loss reserves (recoveries), net	(5,601)	786	-		-		(4,815)
Total costs and expenses	1,959,338	500,793	5,541		220,841		2,686,513
Other income (expense):
Gain (loss) on sales of real estate, net	86,463	13	-		-		86,476
Other income (expense), net	6,808	301	-		-		7,109
Total other income (expense), net	93,271	314	-		-		93,585
Income (loss) before income taxes and equity income (loss) from unconsolidated joint ventures	314,936	42,683	(5,541)		(173,538)		178,540
Income tax benefit (expense)	9,617	-	-		-		9,617
Equity income (loss) from unconsolidated joint ventures	10,204	1,084	-		(7,503)	6	3,785
Net income (loss)	334,757	43,767	(5,541)		(181,041)		191,942
Noncontrolling interests’ share in earnings	(28,748)	(1,891)	-		(6,853)	7	(37,492)
Net income (loss) attributable to Healthpeak Properties, Inc.	306,009	41,876	(5,541)		(187,894)		154,450
Participating securities’ share in earnings	(1,725)	-	-		-		(1,725)
Net income (loss) applicable to common shares	$304,284	$41,876	$(5,541)		$(187,894)		$152,725

Basic earnings (loss) per common share:							(Note 6)
Net income (loss) applicable to common shares	$0.56						$0.22
Diluted earnings (loss) per common share:							(Note 6)
Net income (loss) applicable to common shares	$0.56						$0.22

Weighted average shares outstanding:							(Note 6)
Basic	547,006						709,237
Diluted	547,275						709,506

HEALTHPEAK PROPERTIES, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2024

(in thousands, except per share data)

	Healthpeak Properties, Inc. Historical Three Months Ended March 31, 2024	Physicians Realty Trust Historical January 1, 2024 through February 29, 2024 As Reclassified (Note 3)	Financing Transactions Adjustments (Note 4)	Item in Note 4	Merger Transaction Adjustments (Note 5)	Item in Note 5	Pro Forma Combined
Revenue
Rental and related revenues	$462,033	$87,216	$-		$3,056	8	$552,305
Resident fees and services	138,776	-	-		-		138,776
Interest income and other	5,751	2,842	-		(972)	9	7,621
Total revenues	606,560	90,058	-		2,084		698,702
Costs and expenses:
Interest expense	60,907	14,037	884	1, 2	618	10	76,446
Depreciation and amortization	219,219	31,571	-		31,366	11	282,156
Operating	243,729	29,509	-		284	12	273,522
General and administrative	23,299	6,543	-		-		29,842
Transaction and merger-related costs	107,220	4,152	-		-		111,372
Impairments and loan loss reserves (recoveries), net	11,458	-	-		-		11,458
Total costs and expenses	665,832	85,812	884		32,268		784,796
Other income (expense):
Gain (loss) on sales of real estate, net	3,255	5,555	-		-		8,810
Other income (expense), net	78,516	49	-		-		78,565
Total other income (expense), net	81,771	5,604	-		-		87,375
Income (loss) before income taxes and equity income (loss) from unconsolidated joint ventures	22,499	9,850	(884)		(30,184)		1,281
Income tax benefit (expense)	(13,698)	-	-		-		(13,698)
Equity income (loss) from unconsolidated joint ventures	2,376	275	-		(1,698)	13	953
Net income (loss)	11,177	10,125	(884)		(31,882)		(11,464)
Noncontrolling interests’ share in earnings	(4,501)	(427)	-		(1,702)	14	(6,630)
Net income (loss) attributable to Healthpeak Properties, Inc.	6,676	9,698	(884)		(33,584)		(18,094)
Participating securities’ share in earnings	(199)	-	-		-		(199)
Net income (loss) applicable to common shares	$6,477	$9,698	$(884)		$(33,584)		$(18,293)

Basic earnings (loss) per common share:							(Note 6)
Net income (loss) applicable to common shares	$0.01						$(0.03)
Diluted earnings (loss) per common share:							(Note 6)
Net income (loss) applicable to common shares	$0.01						$(0.03)

Weighted average shares outstanding:							(Note 6)
Basic	600,898						709,052
Diluted	601,188						709,052

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1 – Basis of Presentation

The unaudited pro forma condensed combined statements of operations give effect to the Pro Forma Transactions as if they had been completed on January 1, 2023.

Each of Healthpeak’s and Physicians Realty Trust’s historical consolidated financial information for the year ended December 31, 2023 has been derived from and should be read in conjunction with Healthpeak’s historical consolidated financial statements included in its respective Annual Report on Form 10-K as of and for the year ended December 31, 2023 filed with the SEC by Healthpeak on Form 10-K on February 9, 2024 and Physicians Realty Trust’s historical consolidated financial statements as of and for the year ended December 31, 2023 filed with the SEC by Physicians Realty Trust on Form 10-K on February 22, 2024.

Healthpeak’s historical consolidated financial information for the three months ended March 31, 2024 has been derived from and should be read in conjunction with Healthpeak’s unaudited historical consolidated financial statements as of and for the three months ended March 31, 2024 filed with the SEC by Healthpeak on Form 10-Q on April 26, 2024. Physicians Realty Trust’s historical consolidated financial information for the two months ended February 29, 2024 has been derived from Physicians Realty Trust’s unaudited results of operations for the two months ended February 29, 2024.

Certain of Physicians Realty Trust’s historical amounts have been reclassified to conform to Healthpeak’s financial statement presentation, as discussed further in Note 3.

The historical consolidated financial statements of Healthpeak and Physicians Realty Trust have been adjusted in the unaudited pro forma condensed combined financial statements to give effect to the accounting for the Pro Forma Transactions under U.S. GAAP. Healthpeak management has determined the Merger will be treated as a business combination in accordance with Accounting Standards Codification (“ASC”) 805, Business Combinations (“ASC 805”), with Healthpeak as the accounting acquirer. Healthpeak was considered to be the accounting acquirer primarily because (i) Healthpeak is the entity that transferred consideration to consummate the Merger; (ii) Healthpeak stockholders as a group will retain the largest portion of the voting rights of the Combined Company and have the ability to elect, appoint, or remove a majority of the members of the Combined Company’s board of directors; and (iii) its senior management will constitute the majority of management of the Combined Company. The unaudited pro forma condensed combined financial statements and related notes were prepared using the acquisition method of accounting which requires, among other things, that the assets acquired, liabilities assumed and noncontrolling interests in a business combination be recognized at their fair values as of the acquisition date, any excess of purchase price over the fair value of net assets less noncontrolling interests to be recorded as goodwill, and costs related to the Merger to be expensed as incurred. For purposes of the unaudited pro forma condensed combined financial statements, the estimated preliminary purchase consideration in the Merger has been allocated to the assets acquired, liabilities assumed, and noncontrolling interests of Physicians Realty Trust based upon Healthpeak management’s preliminary estimate of their fair values as of the Closing Date.

The allocations of the purchase price reflected in these unaudited pro forma condensed combined financial statements have not been finalized and are based upon the best available information at the current time. The completion of the final valuations, the allocations of the purchase price, the impact of ongoing integration activities, and other changes in tangible and intangible assets and liabilities that occur could cause material differences in the information presented.

The unaudited pro forma condensed combined financial statements and related notes herein present unaudited pro forma condensed combined financial condition and results of operations of the Combined Company, after giving pro forma effect to the Pro Forma Transactions, which include (i) the Merger, (ii) the DOC Debt Transactions, (iii) the DOC Equity Awards Transactions, and (iv) the Financing Transactions.

Note 2 – Significant Accounting Policies

The accounting policies used in the preparation of these unaudited pro forma condensed combined financial statements are those set out in Healthpeak’s unaudited consolidated financial statements as of and for the three months ended March 31, 2024 and Healthpeak’s audited consolidated financial statements as of and for the year ended December 31, 2023. During the preparation of this unaudited pro forma condensed combined financial information, management performed an analysis of Physicians Realty Trust’s financial information to identify differences in accounting policies as compared to those of Healthpeak. Healthpeak’s management has determined that there were no significant accounting policy differences between Healthpeak and Physicians Realty Trust and, therefore, no adjustments were made to conform Physicians Realty Trust’s financial statements to the accounting policies used by Healthpeak in the preparation of the unaudited pro forma condensed combined financial statements.

Note 3 – Reclassification Adjustments

The Physicians Realty Trust historical consolidated financial statement line items include the reclassification of certain historical balances to conform to the post-combination Healthpeak presentation of these unaudited pro forma condensed combined financial statements, as described below. These reclassifications have no effect on previously reported net income available to common stockholders of Physicians Realty Trust.

Statements of Operations

The following table represents the impact of the reclassification adjustments on Physicians Realty Trust’s historical consolidated statement of operations for the year ended December 31, 2023.

	For the Year Ended December 31, 2023
	(In thousands)
	Physicians Realty Trust Historical	Reclassification Adjustments	Notes	Physicians Realty Trust As Reclassified
Revenue
Rental and related revenues	$528,093	$-		$528,093
Resident fees and services	-	-		-
Interest income and other	-	15,370	(A)	15,069
		(301)	(B)
Interest income on real estate loans and other	15,370	(15,370)	(A)	-
Total revenues	543,463	(301)		543,162
Costs and expenses:
Interest expense	81,351	-		81,351
Depreciation and amortization	191,091	(385)	(C)	190,706
Operating	-	182,661	(D)	181,875
		(786)	(D)
Operating expenses	182,661	(182,661)	(D)	-
General and administrative	38,756	385	(C)	38,546
		(595)	(E)
Transaction and merger-related costs	-	595	(E)	7,529
		6,934	(E)
Merger and transaction-related expense	6,934	(6,934)	(E)	-
Impairments and loan loss reserves (recoveries), net	-	786	(D)	786
Total costs and expenses	500,793	-		500,793
Other income (expense):
Gain (loss) on sales of real estate, net	-	13	(F)	13
Gain on sale of investment properties, net	13	(13)	(F)	-
Other income (expense), net	-	301	(B)	301
Total other income (expense), net	13	301		314
Income (loss) before income taxes and equity income (loss) from unconsolidated joint ventures	42,683	-		42,683
Income tax benefit (expense)	-	-		-
Equity income (loss) from unconsolidated joint ventures	-	1,084	(G)	1,084
Equity income (loss) of unconsolidated entities	1,084	(1,084)	(G)	-
Income (loss)	43,767	-		43,767
Noncontrolling interests’ share in earnings	-	(1,722)	(H)	(1,891)
		(169)	(I)
Operating Partnership	(1,722)	1,722	(H)	-
Partially owned properties	(169)	169	(I)	-
Net income (loss) attributable to Healthpeak Properties, Inc.	41,876	-		41,876
Participating securities’ share in earnings	-	-		-
Net income (loss) applicable to common shares	$41,876	$-		$41,876

(A)	To reclassify Physicians Realty Trust’s historical amount for Interest income on real estate loans and other to Interest income and other.

(B)	To reclassify Physicians Realty Trust’s historical amount related to other income (which was included in Interest income and other in adjustment A above) to Other income (expense), net.
(C)	To reclassify Physicians Realty Trust’s historical amount related to the depreciation and amortization of certain corporate assets included in Depreciation and amortization to General and administrative.
(D)	To reclassify Physicians Realty Trust’s historical amount for Operating expenses to (i) Impairments and loan loss reserves (recoveries), net for amount related to CECL Reserves and (ii) Operating for the remainder.
(E)	To reclassify Physicians Realty Trust’s historical amount for Merger and transaction-related expense and other transaction costs included in General and administrative to Transaction and merger-related costs.
(F)	To reclassify Physicians Realty Trust’s historical amount for Gain on sale of investment properties, net to Gain (loss) on sales of real estate, net.
(G)	To reclassify Physicians Realty Trust’s historical amount for Equity income (loss) of unconsolidated entities to Equity income (loss) from unconsolidated joint ventures.
(H)	To reclassify Physicians Realty Trust’s historical amount for Operating Partnership to Noncontrolling interests’ share in earnings.
(I)	To reclassify Physicians Realty Trust’s historical amount for Partially owned properties to Noncontrolling interests’ share in earnings.

The following table represents the impact of the reclassification adjustments on Physicians Realty Trust’s historical consolidated statement of operations for the two months ended February 29, 2024.

	Physicians Realty Trust Historical January 1, 2024 through February 29, 2024
	(In thousands)
	Physicians Realty Trust Historical	Reclassification Adjustments	Notes	Physicians Realty Trust As Reclassified
Revenue
Rental and related revenues	$87,216	$-		$87,216
Resident fees and services	-	-		-
Interest income and other	-	2,891	(A)	2,842
		(49)	(B)
Interest income on real estate loans and other	2,891	(2,891)	(A)	-
Total revenues	90,107	(49)		90,058
Costs and expenses:
Interest expense	14,037	-		14,037
Depreciation and amortization	31,612	(41)	(C)	31,571
Operating	-	29,509	(D)	29,509
Operating expenses	29,509	(29,509)	(D)	-
General and administrative	6,540	41	(C)	6,543
		(38)	(E)
Transaction and merger-related costs	-	38	(E)	4,152
		4,114	(E)
Merger and transaction-related expense	4,114	(4,114)	(E)	-
Impairments and loan loss reserves (recoveries), net	-	-		-
Total costs and expenses	85,812	-		85,812
Other income (expense):
Gain (loss) on sales of real estate, net	-	5,555	(F)	5,555
Gain on sale of investment properties, net	5,555	(5,555)	(F)	-
Other income (expense), net	-	49	(B)	49
Total other income (expense), net	5,555	49		5,604
Income (loss) before income taxes and equity income (loss) from unconsolidated joint ventures	9,850	-		9,850
Income tax benefit (expense)	-	-		-
Equity income (loss) from unconsolidated joint ventures	-	275	(G)	275
Equity income (loss) of unconsolidated entities	275	(275)	(G)	-
Income (loss)	10,125	-		10,125
Noncontrolling interests’ share in earnings	-	(394)	(H)	(427)
		(33)	(I)
Operating Partnership	(394)	394	(H)	-
Partially owned properties	(33)	33	(I)	-
Net income (loss) attributable to Healthpeak Properties, Inc.	9,698	-		9,698
Participating securities’ share in earnings	-	-		-
Net income (loss) applicable to common shares	$9,698	$-		$9,698

(A)	To reclassify Physicians Realty Trust’s historical amount for Interest income on real estate loans and other to Interest income and other.
(B)	To reclassify Physicians Realty Trust’s historical amount related to other income (which was included in Interest income and other in adjustment A above) to Other income (expense), net.
(C)	To reclassify Physicians Realty Trust’s historical amount related to the depreciation and amortization of certain corporate assets included in Depreciation and amortization to General and administrative.
(D)	To reclassify Physicians Realty Trust’s historical amount for Operating expenses to Operating.
(E)	To reclassify Physicians Realty Trust’s historical amount for Merger and transaction-related expense and other transaction costs included in General and administrative to Transaction and merger-related costs.
(F)	To reclassify Physicians Realty Trust’s historical amount for Gain on sale of investment properties, net to Gain (loss) on sales of real estate, net.

(G)	To reclassify Physicians Realty Trust’s historical amount for Equity income (loss) of unconsolidated entities to Equity income (loss) from unconsolidated joint ventures.
(H)	To reclassify Physicians Realty Trust’s historical amount for Operating Partnership to Noncontrolling interests’ share in earnings.
(I)	To reclassify Physicians Realty Trust’s historical amount for Partially owned properties to Noncontrolling interests’ share in earnings.

Note 4 – Financing Transactions

1)	Incremental Term Loan Facility

The unaudited pro forma condensed combined statements of operations are adjusted to account for the Incremental Term Loan Facility as if it was entered into on January 1, 2023. The pro forma adjustments reflect an incremental increase to interest expense of $35 million and $6 million for the year ended December 31, 2023 and the three months ended March 31, 2024, respectively. The pro forma adjustment represents the assumed recognition of interest expense for the Incremental Term Loan Facility of $746 million, net of deferred financing costs, based on an effective interest calculation, which takes into account the interest rate swaps that fix the weighted average interest rate on the Incremental Term Loan Facility to 4.66%.

2)	Commercial Paper Repayments

Healthpeak’s weighted average commercial paper interest rate was 5.4% and 5.6% during the year ended December 31, 2023 and three months ended March 31, 2024, respectively. The unaudited pro forma condensed combined statements of operations adjustment for the assumed Commercial Paper Repayments assume the repayment occurred on January 1, 2023, reflecting decreases to interest expense of $30 million and $5 million for the year ended December 31, 2023 and three months ended March 31, 2024, respectively, based upon the foregoing weighted average commercial paper interest rates and assumed Commercial Paper Repayments of $548 million.

Note 5 – Merger Transaction Adjustments

Estimated Preliminary Purchase Price

The unaudited pro forma condensed combined financial statements reflect the preliminary allocation of the purchase consideration to Physicians Realty Trust’s identifiable net assets acquired. The preliminary allocation of purchase consideration in these unaudited pro forma condensed combined financial statements is based upon an estimated preliminary purchase price of approximately $3 billion. The calculation of the estimated preliminary purchase price related to the Merger is as follows (in thousands, except per share data):

Amount
Physicians Realty Trust Common Shares and Physicians Realty Trust Restricted Shares, PSUs and RSUs exchanged(a)	240,699
Exchange Ratio	0.674
Shares of Healthpeak common stock issued	162,231
Closing price of Healthpeak common stock on March 1, 2024(b)	$17.10
Fair value of Healthpeak common stock issued to the former holders of Physicians Realty Trust Common Shares, Restricted Shares, RSUs, and PSUs	$2,774,147

Less: Fair value of preliminary share consideration attributable to the post-combination period(c)	(16,223)

Physicians Realty Trust revolving credit facility termination(d)	$175,411
Settlement of Physicians Realty Trust’s transaction costs	23,913
Payments in connection with share settlement(e)	11,315
Preliminary cash consideration	$210,639

Consideration transferred	$2,968,563

(a)	Includes 241 million Physicians Realty Trust Common Shares and Physicians Realty Trust Restricted Shares outstanding as of March 1, 2024, inclusive of the following (in thousands):

Physicians Realty Trust Share Quantity
Common Shares	239,052
Restricted Shares	206
PSUs (reflected at the maximum level of performance)	1,172
RSUs	270
Less: Fractional shares	(1)
Total	240,699

(b)	The fair value of Healthpeak Common Stock issued to former holders of Physicians Realty Trust Common Shares and Physicians Realty Trust Restricted Shares, PSUs, and RSUs is based on the per share closing price of Healthpeak Common Stock on March 1, 2024.
(c)	Represents the fair value of unvested Physicians Realty Trust Restricted Shares, PSUs, and RSUs attributable to post-combination services that were converted into Healthpeak Common Stock on the Closing Date in accordance with the Merger Agreement. Although no future service after the Closing Date is required, the value attributable to post-combination services reflects the incremental fair value provided to the Physicians Realty Trust equity award holders and the accelerated vesting of such awards at the Closing Date in accordance with the Merger Agreement. This amount was recognized as Transaction and merger-related costs in Healthpeak’s historical statement of operations for the three months ended March 31, 2024.
(d)	Represents the Company’s cash repayment of all outstanding balances under the DOC Revolving Facility on the Closing Date in connection with the related termination. The DOC Revolving Facility was not assumed by Healthpeak. Therefore, the payment of outstanding balances under the DOC Revolving Facility is treated as purchase consideration.
(e)	Includes cash settlement which is primarily comprised of tax liability related to holdback elections made under the pre-existing terms and conditions of Physicians Realty Trust’s equity programs as well as a limited amount of fractional share consideration.

Preliminary Purchase Price Allocation

The preliminary purchase price allocation to assets acquired, liabilities assumed and noncontrolling interests of Physicians Realty Trust is provided throughout these notes to the unaudited pro forma condensed combined financial statements. The following table provides a summary of the preliminary purchase price allocation by major categories of assets acquired, liabilities assumed and noncontrolling interests of Physicians Realty Trust based on Healthpeak management’s preliminary estimate of their respective fair values as of the Closing Date (in thousands):

Amount
ASSETS
Real estate:
Buildings and improvements	$3,199,884
Development costs and construction in progress	68,171
Land and improvements	435,353
Real estate	3,703,408
Loans receivable	118,908
Investments in and advances to unconsolidated joint ventures	58,636
Accounts receivable, net	9,536
Cash and cash equivalents	30,417
Restricted cash	1,007
Intangible assets	890,827
Right-of-use asset	191,415
Other assets	44,691
Total assets	$5,048,845

LIABILITIES AND EQUITY
Term loans	$402,320
Senior unsecured notes	1,139,760
Mortgage debt	127,176
Intangible liabilities, net	149,875
Lease liability	97,160
Accounts payable, accrued liabilities and other liabilities	72,864
Total liabilities	$1,989,155

Redeemable noncontrolling interests	1,536

Joint venture partners	20,109
Non-managing member unitholders	116,618
Total noncontrolling interests	$136,727

Fair value of net assets acquired and liabilities assumed, net of noncontrolling interests	$2,921,427

Goodwill	47,136

Total purchase price	$2,968,563

The preliminary fair values of identifiable assets acquired, liabilities assumed, and noncontrolling interests of Physicians Realty Trust are based on an estimated valuation. For the preliminary estimate of fair values of assets acquired, liabilities assumed and noncontrolling interests of Physicians Realty Trust, Healthpeak used publicly available benchmarking information as well as a variety of other assumptions, including market participant assumptions. The allocation is dependent upon certain valuations that have not yet been finalized. Accordingly, the preliminary purchase price allocation is subject to further adjustment as additional information becomes available and as additional analyses and final valuations are completed, and such differences could be material.

The fair values of the assets, liabilities, and noncontrolling interests were estimated, in part, based upon the characteristics of real estate and intangible lease assets and liabilities, and adjusted to reflect reasonable estimations for above market and below market lease intangibles, lease-up intangible values, avoided lease origination costs, and estimates of the fair value of interests in joint ventures and other partially owned entities, all of which are based on third-party valuation analyses and Healthpeak’s historical experience with similar assets and liabilities. Amounts allocated to the real estate loans receivable and debt assumed take into account a market-based measurement using quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active (markets with few transactions), inputs other than quoted prices that are observable for the asset or liability (i.e., interest rates, yield curves, etc.) and inputs that are derived principally from or corroborated by observable market data correlation or other means (market corroborated inputs). The fair values of interest rate swaps were determined using the market standard methodology of netting the discounted future fixed cash receipts (or payments) and the discounted expected variable cash payments (or receipts). The variable cash payments (or receipts) are based on an expectation of future interest rates (forward curves) derived from observable market interest rate curves. Amounts allocated to joint ventures take into account ownership interests, subordination characteristics, redemption values, discounts for lack of control (as applicable), and hypothetical liquidation waterfalls. Amounts allocated to lease liability were based on the present value of the remaining lease payments, discounted at the rate implicit in the leases if readily determinable, or otherwise using the Combined Company’s incremental borrowing rate. Amounts allocated to right-of-use asset were based on the lease liability, adjusted for any favorable or unfavorable terms when compared to market terms. Amounts allocated to deferred taxes considered fair value adjustments. In determining the estimated fair value of Physicians Realty Trust’s tangible assets, Healthpeak considered customary methods, including the income, market and cost approaches. Amounts allocated to land, buildings and improvements, tenant improvements, and lease intangible assets and liabilities were based on an analysis performed by third parties based on Healthpeak’s, Physicians Realty Trust’s and others’ portfolios with similar property characteristics.

The purchase price allocation presented above is preliminary and has not been finalized. The final determination of the allocation of the purchase price will be completed no later than one year following the Closing Date. These final fair values will be determined based on Healthpeak’s management’s judgment, which is based on various factors, including: (1) market conditions, (2) the industry in which the tenants operate, (3) the characteristics of the real estate (i.e., location, size, demographics, value, age, and comparative rental rates), (4) the tenant credit profile, and/or (5) historical operating results. The final determination of these estimated fair values, the assets’ useful lives and the depreciation and amortization methods are dependent upon certain valuations and other analyses that have not yet been completed, and as previously stated could differ materially from the amounts presented in the unaudited pro forma condensed combined financial statements. Any increase or decrease in the fair value of the net assets acquired, as compared to the information shown herein, could change the portion of the purchase consideration allocable to goodwill and could impact the operating results of the Combined Company following the Merger due to differences in the allocation of the purchase consideration, as well as changes in income and expense related to some of the acquired assets and liabilities.

Statements of Operations Pro Forma Adjustments for the Year Ended December 31, 2023

The pro forma adjustments reflect the effect of the Pro Forma Transactions on Healthpeak’s and Physicians Realty Trust’s historical consolidated statement of operations as if the Pro Forma Transactions occurred on January 1, 2023.

Revenue

1)	The historical rental revenues for Healthpeak and Physicians Realty Trust represent contractual and straight-line rents, amortization of above market and below market lease intangibles, and lease incentives associated with the leases in effect during the periods presented. The adjustments included in the unaudited pro forma condensed combined statement of operations reflect the impact of the first twelve months of purchase accounting adjustments resulting from the Preliminary Purchase Price Allocation as of March 1, 2024.

The pro forma adjustment for the amortization of above market and below market lease intangibles recognized as a result of the Merger was estimated based on a straight-line methodology and the estimated weighted average remaining lease term for above market lease intangibles and below market lease intangibles of approximately 6 years and 9 years, respectively. The lease intangible asset and liability fair values and estimated amortization expense may differ materially from the preliminary determination within these unaudited pro forma condensed combined financial statements. The pro forma adjustments to rental revenues do not purport to be indicative of the expected change in rental revenues of the Combined Company in any future periods.

The following table summarizes the adjustment made to Rental and related revenues (in thousands):

	Elimination of historical amounts	Recognition of post-Merger amounts	Total pro forma adjustment
For the year ended December 31, 2023
Rental revenue subject to purchase accounting adjustments(a)	$(370,389)	$393,721	$23,332
Amortization of above market and below market lease intangibles and deferred lease incentives	4,132	15,426	19,558
Total	$(366,257)	$409,147	$42,890

(a)	Excludes $162 million of tenant recoveries and other revenues not subject to purchase accounting adjustments. Pro forma adjustment for contractual and straight-line rents represents the first twelve months of activity based on leases in place as of the Closing Date.

2)	The pro forma adjustments for Interest income and other reflect the first twelve months of amortization of the difference between the fair values and carrying values of Physicians Realty Trust's loans receivable which are amortized using the effective interest method over the remaining contractual term of the receivables as of the Closing Date, which resulted in an increase to interest income of $4 million for the year ended December 31, 2023.

Expense

3)	The pro forma adjustment to Interest expense reflects the impact of the Merger on the amounts recognized in Physicians Realty Trust’s historical consolidated statement of operations. The following table summarizes the pro forma adjustments to Interest expense (in thousands):

Amount
Elimination of historical interest expense(a)	$(81,351)
Post-Merger interest expense on assumed debt(b)	78,176
Amortization of the fair value of assumed interest rate swaps(c)	2,388
Total	$(787)

(a)	Includes the elimination of all historical interest expense, including $15 million of historical interest expense related to the DOC Revolving Facility and DOC Private Notes, which were not assumed in connection with the Merger, and $2 million for amortization of deferred financing costs.
(b)	The pro forma adjustment to the post-Merger interest expense is based on the fair value of debt assumed and is not necessarily indicative of the expected change in interest expense of the Combined Company in any future periods.
(c)	The pro forma adjustment for the amortization of the fair value adjustment on Physicians Realty Trust’s interest rate swaps of $7 million assumed in the Merger was estimated using the weighted average remaining term of approximately 4 years.

4)	The adjustment included in the unaudited pro forma condensed combined statement of operations reflects the first twelve months of depreciation and amortization of the difference between the estimated fair values and carrying values of real estate tangible and intangible assets of Physicians Realty Trust acquired as part of the Merger.

The pro forma adjustment for the depreciation and amortization of acquired assets is calculated using a straight-line methodology and is based on estimated useful lives for building and site improvements, the remaining contractual, lease term for intangible lease assets, and the lesser of the estimated useful life and the remaining contractual lease term for tenant improvements. In connection with the application of ASC 805, Healthpeak management reassessed the useful lives of Physicians Realty Trust’s assets. For purposes of the unaudited pro forma condensed combined statement of operations, Healthpeak management estimated the weighted average useful life for buildings to be approximately 35 years; the weighted average useful life for land improvements to be approximately 5 years; the weighted average remaining useful life for tenant improvements to be approximately 6 years; and the weighted average remaining contractual lease-up intangibles term to be approximately 5 years. The fair value of acquired real estate tangible and intangible assets, estimated useful lives of such assets, and estimated depreciation and amortization expense may differ materially from the preliminary determination within these unaudited pro forma condensed combined financial statements. The pro forma adjustments to depreciation and amortization expense are not necessarily indicative of the expected change in depreciation and amortization expense of the Combined Company in any future periods.

The following table summarizes adjustments made to Depreciation and amortization expense by asset category for the real estate properties of Physicians Realty Trust acquired as part of the Merger (in thousands):

	Elimination of historical amounts	Recognition of post-Merger amounts	Total pro forma adjustment
For the year ended December 31, 2023
Buildings	$(124,348)	$81,479	$(42,869)
Land improvements	(13,599)	25,784	12,185
Tenant improvements	(7,683)	71,846	64,163
Lease-up intangibles	(43,313)	229,681	186,368
Other	(1,763)	1,763	-
Total	$(190,706)	$410,553	$219,847

5)	The pro forma adjustment to Operating expense reflects the impact on ground lease expense based on the effects of purchase accounting. The pro forma adjustment reflects an increase to ground lease rent expense of $2 million for the year ended December 31, 2023. The adjustment is computed on a straight-line basis with a weighted average remaining lease term of 48 years. The fair value adjustment on Physicians Realty Trust's ground leases may differ materially from the preliminary determination within these unaudited pro forma condensed combined financial statements. The pro forma adjustments to operating expenses do not purport to be indicative of the expected change in ground rent expense of the Combined Company in any future periods.

Joint Ventures and Noncontrolling Interests

6)	The pro forma adjustment for Equity income (loss) from unconsolidated joint ventures reflects the recognition of the difference between the estimated fair values and carrying values of the unconsolidated joint venture investments of Physicians Realty Trust acquired by Healthpeak. The pro forma adjustment to the unaudited pro forma condensed combined statement of operations with respect to Equity income (loss) from unconsolidated joint ventures was a reduction to income of $8 million.

7)	The pro forma adjustment for Noncontrolling interests’ share in earnings reflects the difference between the estimated fair values and the carrying values of the noncontrolling interests assumed by Healthpeak. The following table summarizes the pro forma adjustment to Noncontrolling interests’ share in earnings (in thousands):

Amount
Partnership Surviving Entity NCI	$(6,134)
Redeemable NCI and Other NCI	(719)
Total	$(6,853)

Statements of Operations Pro Forma Adjustments for the Three Months Ended March 31, 2024

The pro forma adjustments reflect the effect of the Pro Forma Transactions on Healthpeak’s and Physicians Realty Trust’s historical consolidated statement of operations as if the Pro Forma Transactions occurred on January 1, 2023, computed to reflect the continuation of the impact of purchase accounting adjustments for the three month period ended March 31, 2024.

Revenue

8)	The historical rental revenues for Healthpeak and Physicians Realty Trust represent contractual and straight-line rents, amortization of above market and below market lease intangibles, and lease incentives associated with the leases in effect during the periods presented. The adjustments included in the unaudited pro forma condensed combined statement of operations reflect the impact of purchase accounting adjustments for the three months ended March 31, 2024.

The pro forma adjustment for the amortization of above market and below market lease intangibles recognized as a result of the Merger was estimated based on a straight-line methodology and the estimated weighted average remaining lease term for above market lease intangibles and below market lease intangibles of approximately 6 years and 9 years, respectively. The lease intangible asset and liability fair values and estimated amortization expense may differ materially from the preliminary determination within these unaudited pro forma condensed combined financial statements. The pro forma adjustments to rental revenues do not purport to be indicative of the expected change in rental revenues of the Combined Company in any future periods.

The following table summarizes the adjustment made to Rental and related revenues (in thousands):

	Elimination of historical amounts	Recognition of post-Merger amounts	Total pro forma adjustment
For the three months ended March 31, 2024
Rental revenue subject to purchase accounting adjustments(a)	$(61,972)	$61,912	$(60)
Amortization of above market and below market lease intangibles and deferred lease incentives	668	2,448	3,116
Total	$(61,304)	$64,360	$3,056

(a)	Excludes $26 million in tenant recoveries and other revenues not subject to purchase accounting adjustments.

9)	The pro forma adjustments for Interest income and other reflect the amortization of the difference between the fair values and carrying values of Physicians Realty Trust's loans receivable which are amortized using the effective interest method over the remaining contractual term of the receivables, which resulted in a decrease to interest income of $1 million for the three months ended March 31, 2024.

Expense

10)	The pro forma adjustment to Interest expense reflects the impact of the Merger on the amounts recognized in Physicians Realty Trust’s historical consolidated statement of operations. The following table summarizes the pro forma adjustments to Interest expense (in thousands):

Amount
Elimination of historical interest expense(a)	$(14,037)
Post-Merger interest expense on assumed debt(b)	14,519
Amortization of the fair value of assumed interest rate swaps(c)	136
Total	$618

(a)	Includes the elimination of all historical interest expense, including $2 million of historical interest expense related to the DOC Revolving Facility and DOC Private Notes, which were not assumed in connection with the Merger, and less than $1 million for amortization of deferred financing costs.
(b)	The pro forma adjustment to the post-Merger interest expense is based on the fair value of debt assumed and is not necessarily indicative of the expected change in interest expense of the Combined Company in any future periods.
(c)	The pro forma adjustment for the amortization of the fair value adjustment on Physicians Realty Trust’s interest rate swaps of $7 million assumed in the Merger was estimated using the weighted average remaining term of approximately 4 years.

11)	The adjustment included in the unaudited pro forma condensed combined statement of operations reflects the depreciation and amortization of the difference between the estimated fair values and carrying values of real estate tangible and intangible assets of Physicians Realty Trust acquired as part of the Merger.

The pro forma adjustment for the depreciation and amortization of acquired assets is calculated using a straight-line methodology and is based on estimated useful lives for building and site improvements, the remaining contractual, lease term for intangible lease assets, and the lesser of the estimated useful life and the remaining contractual lease term for tenant improvements. In connection with the application of ASC 805, Healthpeak management reassessed the useful lives of Physicians Realty Trust’s assets. For purposes of the unaudited pro forma condensed combined statement of operations, Healthpeak management estimated the weighted average useful life for buildings to be approximately 35 years; the weighted average useful life for land improvements to be approximately 5 years; the weighted average remaining useful life for tenant improvements to be approximately 6 years; and the weighted average remaining contractual lease-up intangibles term to be approximately 5 years. The fair value of acquired real estate tangible and intangible assets, estimated useful lives of such assets, and estimated depreciation and amortization expense may differ materially from the preliminary determination within these unaudited pro forma condensed combined financial statements. The pro forma adjustments to depreciation and amortization expense are not necessarily indicative of the expected change in depreciation and amortization expense of the Combined Company in any future periods.

The following table summarizes adjustments made to Depreciation and amortization expense by asset category for the real estate properties of Physicians Realty Trust acquired as part of the Merger (in thousands):

	Elimination of historical amounts	Recognition of post-Merger amounts	Total pro forma adjustment
For the three months ended March 31, 2024
Buildings	$(20,898)	$13,580	$(7,318)
Land improvements	(2,283)	4,297	2,014
Tenant improvements	(1,448)	11,265	9,817
Lease-up intangibles	(6,648)	33,501	26,853
Other	(294)	294	-
Total	$(31,571)	$62,937	$31,366

12)	The pro forma adjustment to Operating expense reflects the impact on ground lease expense based on the effects of purchase accounting. The pro forma adjustment reflects an increase to ground lease rent expense of less than $1 million for the three months ended March 31, 2024. The adjustment is computed on a straight-line basis with a weighted average remaining lease term of 48 years. The fair value adjustment on Physicians Realty Trust's ground leases may differ materially from the preliminary determination within these unaudited pro forma condensed combined financial statements. The pro forma adjustments to operating expenses do not purport to be indicative of the expected change in ground rent expense of the Combined Company in any future periods.

Joint Ventures and Noncontrolling Interests

13)	The pro forma adjustment for Equity income (loss) from unconsolidated joint ventures reflects the difference between the estimated fair values and carrying values of the unconsolidated joint venture investments of Physicians Realty Trust acquired by Healthpeak. The pro forma adjustment to the unaudited pro forma condensed combined statement of operations with respect to Equity income (loss) from unconsolidated joint ventures was a reduction to income of $2 million.

14)	The pro forma adjustment for Noncontrolling interests’ share in earnings reflects the difference between the estimated fair values and carrying values of the noncontrolling interests assumed by Healthpeak. The following table summarizes the pro forma adjustment to Noncontrolling interests’ share in earnings (in thousands):

Amount
Partnership Surviving Entity NCI	$(1,570)
Redeemable NCI and Other NCI	(132)
Total	$(1,702)

Note 6 – Pro Forma Net Income Available to Common Stockholders per Share

The following tables summarize the unaudited pro forma net income available to common stockholders per share, as if the Pro Forma Transactions occurred on January 1, 2023 (in thousands, except per share data):

For the year ended December 31, 2023
Numerator
Pro forma net income (loss)	$191,942
Less: Noncontrolling interests’ share in earnings	(37,492)
Income (loss) attributable to the Combined Company	154,450
Less: Participating securities’ share in earnings	(1,725)
Net Income (loss) applicable to common shares – basic and diluted	$152,725

Denominator
Healthpeak historical basic weighted average shares outstanding	547,006
Physicians Realty Trust Common Shares, inclusive of Restricted Shares, converted into shares of Healthpeak common stock	161,260
Physicians Realty Trust PSUs and RSUs converted into shares of Healthpeak Common Stock	971
Basic weighted average shares outstanding	709,237
Dilutive potential common stock — equity awards	269
Diluted weighted average shares outstanding	709,506
Basic earnings (loss) per common share	$0.22
Diluted earnings (loss) per common share	$0.22

For the three months ended March 31, 2024
Numerator
Pro forma net income (loss)	$(11,464)
Less: Noncontrolling interests’ share in earnings	(6,630)
Income (loss) attributable to the Combined Company	(18,094)
Less: Participating securities’ share in earnings	(199)
Net Income (loss) applicable to common shares – basic and diluted	$(18,293)

Denominator
Healthpeak historical basic weighted average shares outstanding	600,898
Shares of Healthpeak common stock issued in the Merger weighted by 2/3(1)	108,154
Weighted average shares outstanding – basic and diluted	709,052
Basic earnings (loss) per common share	$(0.03)
Diluted earnings (loss) per common share	$(0.03)

(1)	Shares of Healthpeak Common Stock issued in the Merger effective on the Closing Date are weighted by 2/3 as 1/3 is included in Healthpeak’s historical consolidated financial information for the three months ended March 31, 2024.